Exhibit (11) under N-1A
                                       Exhibit 23 under Item 601/Reg SK


                        CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment Number 9 to Form N-1A Registration Statement of Newpoint Funds of our report dated January 31, 1996, on the financial statements of Newpoint Government Money Market Fund and Newpoint Equity Fund (two of the portfolios comprising the Newpoint Funds), included in or made a part of this registration statement.



                                   ARTHUR ANDERSEN LLP




Pittsburgh, Pennsylvania